Exhibit 10.61

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAS IT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS NOTE WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AND AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY BORROWER, OR IN THE OPINION OF COUNSEL SATISFACTORY TO BORROWER REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

Itrex International Corporation

CONVERTIBLE PROMISSORY NOTE

Principal Amount:	Los Angeles, CA
$10,000.00	October 4, 2006

FOR VALUE RECEIVED, the undersigned, Itrex International Corporation. ("Borrower"), a Delaware corporation and wholly-owned subsidiary of ORBIT BRANDS CORPORATION (“ORBIT”) a Delaware C corporation and NASDAQ Pink Sheets listed public company, promises to pay to the order of Todd Silverstein (“Lender”), in lawful money of the United States of America or common stock, the principal sum of Ten Thousand and No/100 Dollars ($10,000.00), together with interest thereon from the date hereof until this Note is paid in full.

1.
Repayment of the Principal Sum. The Principal Sum shall be due and payable in one (1) installment of Thirty Thousand and No/100 Dollars ($10,000.00) 365 days from the date of execution and delivery of this Note (the “Maturity Date”).

2.
Interest: Interest shall accrue on the Principal Sum commencing on the date set forth above (the “Interest Accrual Date”) until the Maturity Date at the rate of five percent (5%) per annum. Unless this Note is converted pursuant to the terms set forth below, accrued and unpaid interest shall be payable, together with the unpaid Principal Sum, on the Maturity Date. If the Maturity Date should fall on a weekend or national holiday, payment shall be due on the following business day. Interest on this Note shall be computed on the basis of the actual number of days elapsed during which the unpaid Principal Sum is outstanding, divided by a year of three hundred sixty-five (365) days. All payments under this Note shall be applied first to accrued and unpaid interest, with the remainder applied to the unpaid Principal Sum.

(a)
Increased Interest Rate After Maturity Date: If, by the Maturity Date: (i) this Note has not been converted in accordance with its terms; or (ii) the Borrower does not repay the Principal Sum and any accrued interest thereon, then the interest rate attributable to the Principal Sum shall increase to eight percent (8%) per annum.

(b)
Conversion: Lender agrees that all principal and interest represented by this Note shall, at the sole option of Borrower’s parent, ORBIT, convert into fully paid and non-assessable shares of the common stock of ORBIT BRANDS CORPORATION (“ORBIT”) at the price (the “Conversion Price”) of $.0002 per share, at any time before the Maturity Date of this Note, or thereafter, without any action on the part of Lender. ORBIT shall notify Lender upon the conversion of the Note into shares of the Company’s common stock at a basis of $.0002 per share. The Company shall register the converted shares on a best efforts basis.

3.
Registration of Converted Shares: Any shares of ORBIT issued to Lender in accordance with the conversion right set forth herein (the “Converted Shares”) shall, following the conversion, be registered by ORBIT in Lender’s name. Lender shall have “Piggyback” rights to have such shares included in any registration statement filed by ORBIT, other than a registration statement on Forms S-4, SB2, 1145 or S-8. All expenses of such registration shall be borne by ORBIT.

4.	Representations and Warranties of Borrower: Borrower represents and warrants that:

(a)	Borrower is a corporation duly organized and existing under the laws of the State of Delaware. It has the power to own its property and to carry on its business as it is now being conducted.

(b)	Borrower has full power and authority to borrow the sums provided for in this Note, to execute and deliver this Note, and to perform and observe the terms and provisions of this Note;

(c)	The officers of Borrower executing this Note are duly and properly in office and fully authorized to execute it; and

(d)	This Note has been duly authorized, executed, and delivered by Borrower, and is a legal, valid, and binding agreement of Borrower, enforceable against it in accordance with its terms.

5.
Events of Default: The occurrence of any of the following events (“Events of Default”) shall, at the option of the Lender, make all interest and principal remaining due under this Note immediately due and payable:

(a)	If Borrower shall fail to pay, within ninety (90) days after the date when due, any installment of interest or principal in accordance with the terms of this Note; or

(b)	If any representation or warranty by Borrower in this Note shall prove to have been false or misleading in any material respect when made.

6.	Notices: Any communications between the parties or notices provided for in this Note may be given by mailing them, first class, postage prepaid, as follows:

If to Lender: Mr. Todd Silverstein
Social Security No.:
Address:
Telephone No.:
Email address:

and if to Borrower:

Attention: Joseph R. Cellura, Chairman and Chief Executive Officer

ITREX International Corporation	ORBIT BRANDS CORPORATION
P.O. Box 944	13701 Riverside Drive, Suite 701
Malibu, CA 90265	Sherman Oaks, CA. 91423

or to such other address as either party may indicate to the other in writing after the date of this Note.

7.
Assignment: This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Note or any of the rights, duties, or obligations of Borrower under this Note without the prior written consent of Lender.

8.
No Waiver: No delay or omission to exercise any right, power, or remedy accruing to Lender upon any breach or default of Borrower under this Note shall impair any such future right, power, or remedy of Lender, nor shall it be construed to be a waiver of any prior or subsequent breach or default. All remedies, either under this Note or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

9.
Attorney’s Fees: In the event of any legal action or suit in relation to this Note, or in the event that Lender incurs any legal expense in protecting its rights under this Note, Borrower, in addition to all other sums which Borrower may be called upon to pay, shall pay the amount of such legal expense, and shall, if Lender prevails in such action, pay its reasonable attorney's fees and all other costs and expenses.

10.
Governing Law: This Note shall be interpreted under, construed in accordance with, and governed by, the laws of the State of California, without giving effect to the conflicts of law principles thereof.

ITREX International Corporation A Delaware Corporation

By
Chairman and Chief Executive Officer

ORBIT BRANDS CORPORATION A Delaware Corporation

By
Chairman and Chief Executive Officer